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                                 EMPLOYMENT AGREEMENT

    This Employment Agreement ("Agreement") is entered into on April 2, 1996 by and between J. Peter Donoghue, an Individual ("Executive"), and Tranzparts, Inc., a Wisconsin corporation (the "Company").

    1.   EMPLOYMENT BY THE COMPANY AND TERM.

         (a) FULL TIME AND BEST EFFORTS. Subject to the terms set forth herein, the Company agrees to employ Executive as President and General Manager and Executive hereby accept such employment. During the term of his employment with the Company, Executive will devote his full time, best efforts and attention to the performance of his duties hereunder and to the business and affairs of the Company.

         (b) DUTIES. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board") and the officers to whom the Executive reports, including William A. Smith as Chairman and Chief Executive Officer of Aftermarket Technology Corp., a Delaware corporation and the sole stockholder of the Company ("ATC"), participating as a member of the Company's management team in developing and implementing strategic and operating plans, executing day-to-day general management of the Company, maintaining and solidifying relationships with the Company's key customers and supporting the distribution growth, process and efficiency at existing and future entities affiliated with the Company. Executive will initially manage and optimize ATC's Chicago and Janesville operations and will be responsible for integrating Tranzparts into the operations of ATC's other subsidiaries.

         (c) COMPANY POLICIES. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, including but not limited to those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies and practices, this Agreement shall control.

         (d) TERM. The initial term of employment of Executive under this Agreement shall begin as of the date hereof and end on the third anniversary hereof (such three year period, the "Initial Term"), subject to the provisions for termination set forth herein and renewal as provided in Section 1(e) below.

         (e) RENEWAL. Unless the Company shall have given the Executive notice that this Agreement shall not be renewed at least two (2) months prior to the end of the Initial Term, the term of this Agreement shall be automatically extended for a period of one year, such procedure to be followed in each such successive period.

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    2.   COMPENSATION AND BENEFITS.

         (a) SALARY. Executive shall receive for services to be rendered hereunder an annual base salary of One Hundred Twenty-Eight Thousand Four Hundred Eighty Dollars ($128,480) payable on a weekly basis, subject to increase at the sole discretion of the Board, and subject to standard withholdings for taxes and social security and the like. The Board of Directors shall review Executive's salary on an annual basis and may, in their sole discretion, increase Executive's salary.

         (b)  PARTICIPATION IN BENEFIT PLANS.  During the term hereof,
Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. The Company, may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate. Executive understands that any such plans may be modified or eliminated in the Company's discretion in accordance with applicable law.

         (c) VACATION. Executive shall be entitled to a period of annual vacation time equal to that provided to managers of equal position by the Company's policies and procedures regarding vacation, but in any event not less than three weeks per year. The days selected for Executive's vacation must be mutually agreeable to Company and Executive.

    3. BONUSES. If, among other matters, the Company achieves the business and financial objectives for a full fiscal year and throughout such fiscal year Executive is employed pursuant to this Agreement, the Board may, at its sole discretion, grant Executive a bonus during the term of this Agreement up to fifty percent (50%) of his then annual base salary. Additional performance awards may be considered at the sole discretion of the Board for outstanding leadership, integration support, superior business growth, organizational development and overall contribution to ATC and its subsidiaries. Notwithstanding the foregoing, Executive shall be eligible for a bonus at the end of the Company's first fiscal year during the term of this Agreement whether or not such fiscal year is a full fiscal year.

    4. REASONABLE BUSINESS EXPENSES AND SUPPORT. Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder. Executive shall be furnished reasonable office space, assistance and facilities.

    5. TERMINATION OF EMPLOYMENT. The date on which Executive's employment by the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

         (a)  TERMINATION FOR CAUSE.

              (i) TERMINATION; PAYMENT OF ACCRUED SALARY AND VACATION. The Board may terminate Executive's employment with the Company at any time for cause, immediately upon notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all


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accrued salary and vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no obligation to pay severance of any kind nor to make any payment in lieu of notice.

              (ii) DEFINITION OF CAUSE. "CAUSE" means the occurrence or existence of any of the following with respect to Executive, as determined by the Board in its sole discretion: (a) a material breach by the Executive of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its Affiliates which has not been approved by the Board or of the terms of his employment, if in any such case such material breach remains uncured after the lapse of 30 days following the date that the Company has given the Executive written notice thereof; (b) the repeated material breach by the Executive of any duty referred to in clause (a) above as to which at least one written notice has been given pursuant to such clause (a); (c) any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates; (d) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (e) any intentional damage of a material nature to any property of the Company or any of its Affiliates; (f) the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance which, in the reasonable determination of the Board, in any case described in this clause (f), renders the Executive unfit to serve in his capacity as an officer or employee of the Company or its Affiliates; or (g) conduct by the Executive which in the reasonable determination of the Board demonstrates gross unfitness to serve in his capacity as an officer or employee of the Company or its Affiliates.

         (b) VOLUNTARY TERMINATION. Executive may voluntarily terminate his employment with the Company at any time upon ninety (90) days prior written notice, after which termination no further compensation of any kind or severance payment will be payable under this Agreement.

         (c) TERMINATION UPON DISABILITY. Company may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation, for three (3) consecutive months within any six (6) month period. After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation will be payable under this Agreement.

         (d)  TERMINATION WITHOUT CAUSE.

              (i) Termination Payment. In the event Executive's employment is terminated without "cause," as defined above, or due to disability, as defined above, the Company shall pay Executive as severance an amount equivalent to his then base salary for six months, less standard withholdings for tax and social security purposes, payable over such term in weekly PRO RATA payments commencing as of the Termination Date.

              (ii) Fundamental Changes. In the event that Company makes a substantial change which results in diminution in the Executive's duties, authority, responsibility or compensation without performance or market justification, he may terminate his employment;


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PROVIDED, HOWEVER, that Executive shall provide the Company 15 days' notice prior to any such termination and the Company shall have until the end of such 15-day period to cure such diminution. A termination in such circumstances shall be treated as a Company termination without cause and Executive shall be entitled to his same severance payments provided in paragraph 5(d)(i).

         (e) BENEFITS UPON TERMINATION. All benefits provided under paragraph 2(b) hereof shall be extended, at Executive's election and cost, to the extent permitted by the Company's insurance policies and benefit plans, for one year after Executive's Termination Date, except (a) as required by law (e.g., COBRA health insurance continuation election) or (b) in the event of a termination described in paragraphs 5(a).

         (f) TERMINATION UPON DEATH. If Executive dies prior to the expiration of the term of this Agreement, the Company shall continue coverage of Executive's dependents (if any) under all benefit plans or programs of the type listed above in paragraph 2(b) herein for a period of three (3) months.

    6. PROPRIETARY INFORMATION OBLIGATIONS. During the term of employment under this Agreement, Executive will have access to and become acquainted with the Company's confidential and proprietary information, including but not limited to confidential and proprietary information or plans regarding the Company's customer relationships, personnel, or sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes and other compilations of information, records, and specifications (collectively "Proprietary Information"). Executive shall not disclose any of the Company's Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement, or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment and no copies thereof shall be kept by Executive; PROVIDED, HOWEVER, that Executive shall be entitled to retain documents reasonably related to his interest as a shareholder and any documents that were personally owned or acquired.

    7. NONINTERFERENCE. While employed by the Company and for a period of one year thereafter, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employee who is an employee of the Company at the time of such solicitation to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.


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    8.   MISCELLANEOUS.

         (a) NOTICES. Any Notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy or telex) or the third day after mailing by first class mail to the recipient at the address indicated below:

              To the Company:

              Tranzparts, Inc.
              c/o Aurora Capital Partners L.P.
              1800 Century Park East
              Suite 1000
              Los Angeles, California  90067
              Attention;  Richard K. Roeder, Esq.
              Facsimile:  (310) 277-5591

              To Executive:

              J. Peter Donoghue
              Tranzparts, Inc.
              2921 Kennedy Road
              P.O. Box 1103
              Janesville, WI  53547
              Facsimile:  (608) 754-5391

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

         (b) SEVERABILITY. If any term or provision (or any portion thereof) of this Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision (or any portion thereof), is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.

         (c) ENTIRE AGREEMENT. This document constitutes the final, complete, and exclusive embodiment of the entire agreement, and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.


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         (d)  COUNTERPARTS.  This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

         (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

         (f) ATTORNEY'S FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

         (g) AMENDMENTS. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

         (h) CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Wisconsin.


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    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                            -------------------------------
                                                   J. Peter Donoghue

TRANZPARTS, INC.


-----------------------------
William A. Smith
Chief Executive Officer


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